Exhibit 99.1

Company contacts:

Bob Blair

Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Public Relations

949.672.7817

steve.shattuck@wdc.com

WD® COMPLETES ACQUISITION OF HITACHI GLOBAL

STORAGE TECHNOLOGIES

Creates the Industry’s Deepest Technology Capability and Broadest Product Portfolio

IRVINE, Calif.—Mar. 8, 2012—Western Digital Corp. (NYSE: WDC) today announced that it has completed its acquisition of Viviti Technologies Ltd. (formerly Hitachi Global Storage Technologies), effective Mar. 8, 2012, for $3.9 billion in cash and 25 million shares of WDC common stock valued at approximately $0.9 billion1. Hitachi, Ltd. now owns approximately 10 percent of WDC shares outstanding, and it has the right to designate two individuals to the board of directors of WD.

The new WD will operate with WD Technologies (WD) and HGST as wholly owned subsidiaries. Aggregated revenues of the two companies in 2011 were $15 billion. As chief executive officer of WD, John Coyne heads up the new office of the CEO, with Steve Milligan as president, Tim Leyden as chief operating officer and Wolfgang Nickl as chief financial officer.

[1]	Valued as of closing price on Mar. 7, 2012.

WD Completes Acquisition of Hitachi Global Storage Technologies

“The completion of this acquisition is a truly momentous event in the 42-year history of our company,” said Coyne. “With ownership of two successful companies and the best talent available in the industry, we expect to accomplish great things as we build the new WD to be the world’s leading storage solutions provider with the industry’s deepest technology capability, broadest product portfolio and best-in-class execution. Similar to successful multi-brand models in other industries, the two subsidiaries will compete in the marketplace with separate brands and product lines while sharing common values of customer delight, value creation, consistent profitability and growth.”

A recently updated HDD forecast by IDC predicts industry revenue growth at a compound annual growth rate of 8.6 percent per year from 2011 to 2016.2 “The growth in demand for digital storage continues unabated driven by the expansion of digital content in consumer and commercial applications,” said John Rydning, research vice president, hard disk drives & semiconductors, IDC. “Mobility, cloud infrastructure, social business, and big data analytics are stimulating demand for digital content in new formats and new market segments, creating the need for an increasingly diverse set of storage products and technology capabilities from storage solutions providers.” “With a significantly broadened customer base and expanded resources, the new WD is in a strong position to seize the growth opportunity in stored digital content,” said Coyne. “We have acquired a strong presence in the traditional enterprise market, substantially increased our presence in the industry’s fastest-growing segments—cloud and mobility—and improved our capability to address new market initiatives such as enterprise SSD, storage solutions for small business and low-profile HDDs and hybrid drives for Ultrabooks™. As a result, WD is better positioned than ever for success.”

[2]	“IDC Worldwide Hard Disk Drive 2011-2016 Forecast: The Industry Hits the Reset Button”, (IDC Doc # 233547), March 2012

WD Completes Acquisition of Hitachi Global Storage Technologies

The cash portion of the purchase price was financed by a $2.3 billion, five-year term loan, short-term financing under a $500 million revolving credit agreement and existing company cash balances. The company expects the transaction to be immediately accretive to earnings per share on a non-GAAP basis, excluding acquisition-related expenses, restructuring charges and amortization of intangibles. In addition, the company expects to maintain a positive net cash position.

Supplemental information regarding the HGST acquisition can be found on the WD website at http://www.wdc.com/wdproducts/library/company/investor/SupplementalInformation.pdf. For additional information, please visit http://www.wdc.com/en/company/hgst/.

About WD

WD, a storage industry pioneer and long-time leader, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its storage technologies serve a wide range of host applications including client and enterprise computing, embedded systems and consumer electronics, as well as its own storage systems. Its home entertainment products enable rich engagement with stored digital content.

WD was founded in 1970. The company’s products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital®, WD® and HGST™ brand names. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

WD Completes Acquisition of Hitachi Global Storage Technologies

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to the anticipated benefits of the HGST acquisition, the company’s expectation that the HGST acquisition will be immediately accretive to earnings on a non-GAAP basis (excluding acquisition-related expenses, restructuring charges and amortization of intangibles), the company’s expectation that it will maintain a positive net cash position, statements concerning growth in demand for digital storage and the statement that the company is well positioned for continued success. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, the possibility that the expected benefits of the HGST acquisition may not materialize as expected; higher than anticipated recovery costs associated with the 2011 Thailand floods; unfavorable changes in the results of the company’s operations which adversely impact its ability to comply with financial covenants in its debt agreement entered into in connection with the acquisition; the commitments made pursuant to the regulatory approvals described below; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on January 27, 2012, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

WD Completes Acquisition of Hitachi Global Storage Technologies

Regulatory Approvals: In connection with obtaining the regulatory approvals required to complete the acquisition of HGST, WD agreed, (i) subject to review by regulatory agencies in certain jurisdictions, to divest certain assets to Toshiba Corporation that will enable Toshiba to manufacture 3.5-inch hard drives for the desktop and consumer electronics markets and will expand Toshiba’s capacity to manufacture and sell 3.5-inch hard drives for near-line (business critical) applications and (ii) to conditions required by the Chinese Ministry of Commerce (“MOFCOM”) including adopting measures to keep HGST as an independent competitor until MOFCOM agrees otherwise (the minimum period is two years). Compliance with these undertakings may limit synergies that could otherwise be achieved and involve significant costs or require changes in business practices that result in reduced revenue.

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